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                        CONSENT OF INDEPENDENT CHARTERED
                                   ACCOUNTANTS






We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Global Media Corp. for the registration of 20,502,808 shares of its common stock and to the incorporation by reference therein of our audit report dated September 23, 1999, except for Notes 9[i] and 12[i] which are as at October 19, 1999, with respect to the consolidated financial statements of Global Media Corp. included in its Annual Report (Form 10-KSB) for the year ended July 31, 1999, filed with the Securities and Exchange Commission.




Vancouver, Canada,                                       /s/ Ernst & Young LLP
September 11, 2000                                       Chartered Accountants